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                                                                    EXHIBIT 3.17
Ontario Corporation Number

1062316

CERTIFICATE

This is to certify that these articles are effective on

JANUARY 21, 1994

ARTICLES OF INCORPORATION

The name of the corporation is:
1062316 ONTARIO LIMITED

The address of the registered office is:
250 Yonge Street, Suite 2400
Toronto, Ontario M5B 2M6
Municipality of Metropolitan Toronto

Number (or minimum and maximum number) of directors:
Minimum:            One (1)
Maximum:            Twenty (20)

The first director(s) is/are:



First name, initials and surname
Residence address, giving street & No. or R.R. No. or municipality and postal code.
Resident Canadian

State Yes or No - YES

Mark Surchin
117 Briar Hill Avenue
Toronto, Ontario M4R 1H8



Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. NONE

The classes and any maximum number of shares that the corporation is authorized to issue: An unlimited number of shares designated as Common Shares.

Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:


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N/A

The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: No shares of the Corporation shall be transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of the directors then in office.

Other provisions, if any, are:

The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation, and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment, to be shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as one shareholder;

Any invitation to the public to subscribe for securities of the Corporation is prohibited;

Subject to the provisions of the Business Corporations Act as amended or re-enacted from time to time, the directors may, without authorization of the shareholders:

1.       borrow money on the credit of the Corporation;

2.       issue, re-issue, sell or pledge debt obligations of the Corporation;

3. give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

4. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation; and

5. by resolution, delegate any or all such powers to a director, a committee of directors or an officer of the Corporation.

Nothing in this paragraph (3) shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

For the purposes of the Special Corporate Powers Act, R.S.Q. c. P-16, and every statutory provision that may be substituted therefor or for any provision therein, and without in any way limiting the powers conferred upon the Corporation and its directors by section 184 of the Business Corporations Act, the Corporation may, for the purpose of securing any bonds, debentures or debenture-stock which it by law is entitled to issue, hypothecate, mortgage or pledge, and cede and transfer, any property, moveable or immoveable, present or future, which it may own.


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The holders of any fractional shares issued by the Corporation shall be entitled to exercise voting rights and to receive dividends in respect of each such fractional share.

The names and address of the incorporates are:



First name, initials and surname or corporate name
Full residence address or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code.

Mark Surchin
117 Briar Hill Avenue
Toronto, Ontario
M4R 1H8



There articles are signed in duplicate

Signatures of incorporators



/s/ Mark Surchin
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Mark Surchin



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